UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

Current Report
PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): September 16, 2026

HECLA MINING COMPANY
(Exact name of registrant as specified in its charter)

Delaware	1-8491	77-0664171
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6500 North Mineral Drive, Suite 200
Coeur d'Alene, Idaho 83815-9408
(Address of principal executive offices) (Zip Code)

(208) 769-4100
Registrant's telephone number, including area code

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.25 per share	HL	New York Stock Exchange
Series B Cumulative Convertible Preferred Stock, par value $0.25 per share	HL-PB	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

On September 16, 2026, Hecla Mining Company (“we,” “our,” “us,” or the “Company”) entered into a Credit Agreement (the “Credit Agreement”) with Hecla Limited, Hecla Alaska LLC, Hecla Greens Creek Mining Company and Hecla Juneau Mining Company, as borrowers, certain subsidiaries of the Company as guarantors, the various financial institutions and other persons from time to time party thereto as lenders (the “Lenders”), and Bank of America, N.A., as administrative agent swingline lender and L/C issuer.

The Credit Agreement provides for a $500 million senior secured revolving credit facility, with an option to increase the aggregate commitments by up to an additional $100 million, subject to obtaining additional lender commitments and satisfaction of the conditions set forth in the Credit Agreement. The revolving loans under the Credit Agreement mature on September 16, 2030, subject to our ability to extend the maturity date for an additional year from the then-existing maturity date upon request to the Lenders. Proceeds of loans under the Credit Agreement may be used for working capital, capital expenditures and other general corporate purposes, including refinancing and repayment of indebtedness outstanding under the Existing Credit Agreement (as defined below).

The interest rate on outstanding loans under the Credit Agreement is, at the option of the applicable borrower, based on Term SOFR or a base rate, in each case plus an applicable margin determined in accordance with the terms of the Credit Agreement. The applicable margin is determined based on the pricing grid set forth in the Credit Agreement.

The Credit Agreement contains customary affirmative and negative covenants, events of default, representations and warranties and other provisions customary for credit facilities of this type. Among other things, the Credit Agreement contains financial covenants requiring maintenance of a minimum interest coverage ratio and a maximum net leverage ratio, in each case, as more particularly described in the Credit Agreement. The Credit Agreement also includes customary limitations on indebtedness, liens, investments, restricted payments, asset dispositions, affiliate transactions, and certain other matters, subject to negotiated exceptions and baskets. Among other things, we are permitted to issue up to $500 million of senior unsecured notes during the term of the Credit Agreement in compliance with the limitations on indebtedness set forth in the Credit Agreement. Letters of credit outstanding under the Existing Credit Agreement were transferred over and are now governed by the terms of the Credit Agreement.

The obligations under the Credit Agreement are guaranteed by certain subsidiaries of the Company. The obligations of the borrowers and guarantors under the Credit Agreement are secured by collateral as described in the Credit Agreement and the related loan documents, consisting of pledges of certain equity interests of subsidiaries associated with the Greens Creek operations. Unlike the Existing Credit Agreement, the Credit Agreement does not include a mortgage on the Greens Creek mine or a lien on substantially all assets of the Greens Creek Group.

The Credit Agreement contains representations and warranties made by us. The assertions embodied in those representations and warranties are qualified by information in confidential disclosure schedules that we have exchanged in connection with signing the Credit Agreement. The disclosure schedules contain information that modifies, qualifies, and creates exceptions to the representations and warranties set forth in the Credit Agreement. Accordingly, you should not rely on the representations and warranties as characterizations of the actual state of facts since they are modified in important part by the underlying disclosure schedules. The Credit Agreement has been incorporated by reference herein to provide you with information regarding its terms. It is not intended to provide any other factual information about us. Such information about us can be found elsewhere in other public filings we have made with the Securities and Exchange Commission, which are available without charge at www.sec.gov.

Moreover, information concerning the subject matter of the representations and warranties may have changed since the date of the Credit Agreement, which subsequent information may or may not be fully reflected in public disclosures.

The foregoing description of the Credit Agreement is qualified in its entirety by reference to the Credit Agreement, a copy of which is attached hereto as Exhibit 10.1 and incorporated herein by reference.

Item 1.02 Termination of a Material Definitive Agreement.

In connection with the entry into the Credit Agreement described above under Item 1.01, the Company’s existing Credit Agreement, dated as of July 21, 2022, by and among Hecla Mining Company, Hecla Limited, Hecla Alaska LLC, Hecla Greens Creek Mining Company and Hecla Juneau Mining Company, as borrowers, certain subsidiaries of the Company as guarantors, Bank of America, N.A., as administrative agent, and the various lenders party thereto, as amended by that certain First Amendment to Credit Agreement dated May 3, 2024 (the “Existing Credit Agreement”), was terminated on September 16, 2026, and all outstanding obligations thereunder were repaid, satisfied or replaced, other than obligations expressly surviving termination by their terms.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information disclosed under Item 1.01 and in Exhibit 10.1 is incorporated herein by reference.

Item 3.03 Material Modification to Rights of Security Holders.

Pursuant to the Credit Agreement, we are subject to certain restrictions on our ability to pay dividends or make other distributions or payments on account of any redemption, retirement, or purchase of any capital stock.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description

10.1
Credit Agreement, dated as of September 16, 2026, by and among Hecla Mining Company, Hecla Limited, Hecla Alaska LLC, Hecla Greens Creek, Hecla Juneau Mining Company, the guarantors party thereto, Bank of America, N.A., as administrative agent, and the lenders party thereto. * **

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

* Certain schedules and exhibits have been omitted pursuant to Item 601(a)(5) of Regulation S-K. The Company hereby undertakes to supplementally furnish copies of any omitted schedules and exhibits to the Securities and Exchange Commission upon request.

** Filed herewith.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HECLA MINING COMPANY

By:	/s/ David C. Sienko
David C. Sienko
Sr. Vice President and General Counsel

Dated: September 18, 2026

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